ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Stock Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the 9th day of May, 2001.


IDS LIFE INSURANCE COMPANY                           ATTEST:



By:/s/ Gumer C. Alvero                               By:/s/ C. Nikol Davies
   --------------------                                 --------------------


Name:  Gumer C. Alvero                               Name:  C. Nikol Davies
    ------------------                                    -----------------

Title: Director and Executive Vice President -
       Annuities                                     Title: Assistant Secretary
     -----------------------------------------            ----------------------




AMERICAN EXPRESS FINANCIAL CORPORATION               ATTEST:



By:/s/ Stephen W. Roszell                             By:/s/ C. Nikol Davies
   ----------------------                                -------------------

Name:  Stephen W. Roszell                             Name: C. Nikol Davies
    ---------------------                                 -------------------

Title: Senior Vice President - Institutional Group    Title: Assistant Secretary
     ----------------------------------------------        ---------------------

                                      -1-


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                                   SCHEDULE A


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                              FUND                      PERCENTAGE OF NET ASSET

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AXP Variable Portfolio - Income Series, Inc.
o   AXP Variable Portfolio - Bond Fund                                0.25%
o   AXP Variable Portfolio - Extra Income Fund                        0.25%
o   AXP Variable Portfolio - Federal Income Fund                      0.25%
o   AXP Variable Portfolio - Global Bond Fund                         0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o   AXP Variable Portfolio - Blue Chip Advantage                      0.25%
o   AXP Variable Portfolio - Capital Resource Fund                    0.25%
o   AXP Variable Portfolio - Emerging Markets Fund                    0.35%
o   AXP Variable Portfolio - Equity Select Fund                       0.25%
o   AXP Variable Portfolio - Equity Select Fund                       0.25%
o   AXP Variable Portfolio - Growth Fund                              0.35%
o   AXP Variable Portfolio - International Fund                       0.25%
o   AXP Variable Portfolio - New Dimensions Fund                      0.25%
o   AXP Variable Portfolio - S&P 500 Index Fund                       0.25%
o   AXP Variable Portfolio - Small Cap Advantage Fund                 0.25%
o   AXP Variable Portfolio - Strategy Aggressive Fund                 0.25%
o   AXP Variable Portfolio - Stock Fund                               0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o   AXP Variable Portfolio - Diversified Equity Income Fund           0.25%
o   AXP Variable Portfolio - Managed Fund                             0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o   AXP Variable Portfolio - Cash Management Fund                     0.25%

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IDS Life Series Fund, Inc.
o   Equity Portfolio                                                  0.25%
o   Equity Income Portfolio                                           0.25%
o   Income Portfolio                                                  0.25%
o   Money Market Portfolio                                            0.25%
o   Managed Portfolio                                                 0.25%
o   Government Securities Portfolio                                   0.25%
o   International Equity Portfolio                                    0.35%

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